UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 22, 2009

Harsco Corporation
(Exact name of registrant as specified in its charter)

DE	1-3970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill PA	17011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   717-763-7064

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Harsco Corporation (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2006 and in its most recent definitive proxy statements, with respect to the Company’s 1995 Executive Incentive Compensation Plan (As Amended and Restated January 27, 2004), as amended (the “Plan”), Annual Incentive Awards (as defined in the Plan) for the 2007, 2008 and 2009 performance periods have been based on increases in economic value-added measures for the Company as a whole or on an individual division basis in accordance with the terms and conditions of the Plan. On September 22, 2009, the Board of Directors of the Company determined that Annual Incentive Awards for the 2010 performance period and beyond will be based on predetermined combinations of changes in economic value-added measures for the Company as a whole, changes in economic value-added measures on an individual division basis and individual performance criteria selected for each participant in accordance with the terms and conditions of the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harsco Corporation
September 28, 2009	(Registrant) /s/ Mark E. Kimmel
(Date)	Mark E. Kimmel Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary